QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: November 3, 2002

LOTUS PACIFIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24999 (Commission File Number)	52-1947160 (IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 730, Irvine, CA (Address of Principal executive offices)	92612 (Zip Code)

Registrant's telephone number, including area code: (949) 475-1880

Item 5. Other Events.

  Appointment of New Chief Financial Officer

        Effective as of November 3, 2002, the Board of Directors formally appointed Ms. Yimin Foo as the Company's Chief Financial Officer. Ms. Foo, 37, has been a consultant to the Company since September 2001. Prior to joining Lotus Pacific, Ms. Foo was a co-founder of Global Villager, Inc., an Internet start-up company and later joined Startec Global Communications as a director in its Internet services division after it acquired the start-up venture. From 1993 to 1999, Ms. Foo was with KPMG LLP, advising multinational clients for KPMG's corporate finance advisory, financial services consulting and economic consulting services groups, from the New York and Washington D.C. offices. Prior to joining KPMG, Ms. Foo was a research analyst with the U.S. Securities and Exchange Commission's Office of Economic Analysis in Washington D.C.

  Acquisition of Beijing Youbang Online Electronics Technology Co.

        On January 18, 2003, the Company entered into a formal agreement with Beijing Youbang Online Electronics Technology Co., Ltd. ("Youbang"), TCL Computer Technology Co., Ltd. ("TCL Computer") and all the equity holders of Youbang, pursuant to which the Company will acquire a 50% interest in a new joint venture which will own substantially all of Youbang's operations.

        Youbang, headquartered in Beijing, China, is engaged in the manufacture, distribution and sale of notebook computers. Youbang was founded in 1992 and initially served as a representative for Taiwanese notebook manufacturers. Starting in 1997, Youbang began to produce and sell its own brand-name notebook computers. Youbang has grown into a nationwide company with 29 branches in China and employs more than 260 employees.

        Pursuant to the Youbang agreement, all of Youbang's assets, other than real estate, will be transferred to a newly formed Beijing, China joint venture company. The Company, the current equity holders of Youbang and TCL Computer will contribute 50%, 45% and 5%, respectively, of the total investment, an estimated 87 million RMB (approximately US$10.48 million) collective investment. The Company's 50% share of the investment will be 43.5 million RMB cash (approximately US$5.24 million).

        By participating in this investment, the Company believes that it will be able to tap into the fast-growing notebook computer market and work with its co-investor, TCL Computer, to grow the business. TCL Computer is an affiliate of T.C.L. Industries Holdings (HK) Ltd. ("TCL Industries"), a stockholder of the Company. Li Dongsheng and Vincent Yan, directors of the Company, are directors and officers of TCL International Holdings Ltd., a publicly traded company on the Hong Kong Stock Exchange (HKSE: 1070.HK), an affiliate of TCL Computer and TCL Industries, and have material financial interest in TCL International Holdings Ltd.

  Settlement of Certain Claims

        Effective January 30, 2003, the Company has settled all disputes with prior auditors concerning their audits of the Company for the fiscal years ended 2001 and prior. The prior auditors deny that they are liable for any damages to the Company, but consented to the settlement to avoid the costs of litigation.

        Forward Looking Statements. The statements in this Form 8-K Current Report concerning current management's expectations are "forward looking statements" within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management "estimates," "expects," "intends," "continues," "may," or "will" or statements concerning "potential" or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. These forward-looking statements are based on our management's current views and assumptions.

        All financial information contained in this Form 8-K is unaudited. Unless otherwise indicated, the translations of China renminbi ("RMB") into United States dollars ("US$") have been made at 8.25 RMB to US$1.00.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PACIFIC, INC. (Company)

Date: February 10, 2003	By:	/s/ Vincent Yan Vincent Yan President and CEO

QuickLinks

SIGNATURES